Exhibit 5.1

[Letterhead of Beazer Homes USA, Inc.]

April 26, 2011

Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Secretary of Beazer Homes USA, Inc., a Delaware corporation (the “Company”), and have acted in my capacity as General Counsel in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement and the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $750,000,000 aggregate principal amount of securities (the “Securities”) consisting of (a) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (c) the Company’s senior debt securities, in one or more series (the “Senior Debt Securities”), and the Company’s subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Company Debt Securities”), (d) guarantees (the “Guarantees”) of the Company Debt Securities by the subsidiaries (the “Subsidiary Guarantors”) listed on Schedule I hereto and named in the Registration Statement (the Company Debt Securities, together with (if such Company Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”), (e) the Company’s depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (f) the Company’s warrants to purchase Common Stock, Preferred Stock, Debt Securities or other Securities (the “Warrants”), (g) the Company’s rights to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Rights”), (h) the Company’s stock purchase contracts to purchase Common Stock or other Securities (the “Stock Purchase Contracts”), (i) the Company’s obligations under stock purchase units, each representing ownership of Stock Purchase Contracts and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase the securities under such Stock Purchase Contracts (to the extent constituting securities under the Act issued by the Company, the “Stock Purchase Units”), (j) the Company’s Series A Junior Participating Preferred Stock Purchase Rights (the “Preferred Stock Rights”), and (k) units issued by the Company comprised of any of the foregoing securities listed in (a) through (j) above (the “Units”), or any combination of the foregoing, each on the terms to be determined at the time of each offering. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I have examined originals or certified copies of (i) that certain Indenture, dated as of April 17, 2002, among the Company, the Guarantors party thereto and U.S. Bank Trust National Association, as trustee, related to the Senior Debt Securities filed as Exhibit 4.2 to the Registration Statement (ii) that certain Indenture, dated as of January 12, 2010, among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee, related to Subordinated Debt Securities filed as Exhibit 4.4 to the Registration Statement

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April 26, 2011

(together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including any Guarantees) of any series of Company Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Indenture, (iii) that certain Section 382 Rights Agreement, dated as of November 12, 2010, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, as amended, (the “382 Rights Agreement”) and (iv) such corporate, limited liability company or limited partnership records of the Company, the Subsidiary Guarantors and other certificates and documents of officials of the Company, the Subsidiary Guarantors, public officials and others as I have deemed appropriate for purposes of this letter. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all copies submitted to me as conformed and certified or reproduced copies. As to various questions of fact relevant to this letter, I have relied, without independent investigation, upon certificates of public officials and certificates of and conferences with certain officers of the Company and the Subsidiary Guarantors, all of which I assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, I am of the opinion that:

1. With respect to Securities constituting the Common Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, the applicable Indenture or certificate of designations therefor, or if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement (defined below) therefor, if such Common Stock is issuable upon exercise of Securities constituting Rights, the applicable Rights Agreement (defined below) therefor or if such Common Stock is issuable pursuant to Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement (defined below) therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued (a) upon exchange or conversion of any Securities constituting Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock, (b) upon exercise of any Securities constituting Warrants or Rights that are exercisable for Common Stock or (c) pursuant to any Securities constituting Stock Purchase Contracts providing for the purchase of Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to Securities constituting the Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of offering thereof and related matters, (ii) the Board of Directors of the Company or duly authorized committee thereof (the “Company Board”) has taken all necessary corporate action to

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designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware and (iii) such Preferred Stock has been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor, or if such Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Preferred Stock is issuable upon exercise of Securities constituting Rights, the applicable Rights Agreement therefore, or if such Preferred Stock is issuable pursuant to Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon (a) exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Preferred Stock, (b) exercise of any Securities constituting Warrants or Rights that are exercisable for Preferred Stock, or (c) pursuant to any Securities constituting Stock Purchase Contracts providing for the purchase of Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

3. With respect to Securities constituting the Debt Securities (including, if Company Debt Securities are guaranteed by Guarantees, such Company Debt Securities and such Guarantees), when (i) the Company and, if the Debt Securities constitute Company Debt Securities guaranteed by Guarantees, the Subsidiary Guarantors (together with the Company, the “Issuers”) have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto (including, if Debt Securities constitute Company Debt Securities guaranteed by Guarantees, the applicable Subsidiary Guarantors) with the terms of such Debt Securities and, if Debt Securities constitute Company Debt Securities guaranteed by Guarantees, such Guarantees having been set forth in such Indenture or such a supplemental indenture or an officers’ certificate delivered pursuant thereto, (iii) an eligible Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities (including, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, any notations of such Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Company Board or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor, or if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Debt

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Securities are issuable upon exercise of Securities constituting Rights, the applicable Rights Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities (including, if Company Debt Securities are guaranteed by Guarantees, such Company Debt Securities and such Guarantees and including any Debt Securities duly issued upon (a) exchange or conversion of Securities constituting any Preferred Stock that are exchangeable for or convertible into Debt Securities, or (b) exercise of Securities constituting any Warrants or Rights that are exercisable for Debt Securities) will have been duly authorized by all necessary corporate, limited liability company or limited partnership action on the part of the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the applicable Subsidiary Guarantors, and will be valid and binding obligations of each such Issuer and will be entitled to the benefits of the Indenture.

4. With respect to Securities constituting the Depositary Shares, when (i) the Company has taken all necessary action to approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above has been taken and such Preferred Stock has been duly deposited with the Depositary (defined below) under the applicable Depositary Agreement (defined below) and (iii) such Depositary Shares have been issued and delivered, with Depositary Receipts (defined below) representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement, such Depositary Receipts entitling the holders thereof to the rights specified in the Depositary Receipts and the applicable Depositary Agreement, or, if such Depositary Shares are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or, if such Depositary Shares are issuable upon exercise of Securities constituting Rights, the applicable Rights Agreement therefor, or if such Depositary Shares are issuable pursuant to Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Depositary Shares (including any Depositary Shares duly issued upon (a) exercise of any Securities constituting Warrants or Rights that are exercisable for Depositary Shares or (b) pursuant to any Securities constituting Stock Purchase Contracts providing for the purchase of Depositary Shares) will have been duly authorized and validly issued and holders of the Depositary Receipts representing the Depositary Shares will be entitled to the benefit of the rights set forth in the Depositary Receipts and the Depositary Agreement.

5. With respect to Securities constituting the Warrants, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable resolution of the Company Board relating to such Warrants and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Warrants will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company.

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6. With respect to Securities constituting the Rights, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Rights, the terms of the offering thereof and related matters and (ii) such Rights have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable resolution of the Company Board relating to such Rights and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Rights will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company.

7. With respect to Securities constituting the Stock Purchase Contracts, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Stock Purchase Contracts, the terms of the offering thereof and related matters and (ii) such Stock Purchase Contracts have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Stock Purchase Contract Agreement and the applicable resolution of the Company Board relating to such Stock Purchase Contracts and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Stock Purchase Contracts will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company.

8. With respect to Securities constituting the Stock Purchase Units, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Stock Purchase Units, the terms of the offering thereof and related matters, (ii) the action with respect to the Stock Purchase Contracts comprising a part of such Stock Purchase Units referred to in paragraph 7 above has been taken, (iii) such Stock Purchase Units have been duly issued and delivered, with certificates representing such Stock Purchase Units having been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Stock Purchase Unit Agreement (defined below) and the applicable resolution of the Company Board relating to such Stock Purchase Units and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, (iv) any securities other than such Stock Purchase Contracts comprising a part of such Stock Purchase Units shall have been duly executed, issued and delivered by the respective issuers thereof and constitute valid and binding obligations of such issuers, enforceable in accordance with their respective terms and (v) any collateral arrangements relating to such Stock Purchase Units have been duly established and any agreements in respect thereof have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

9. With respect to Securities constituting Preferred Stock Rights, when (i) the action with respect to the Common Stock referred to in paragraph 1 above has been taken, (ii) such Preferred Stock Rights have been duly issued and delivered, with certificates representing such Preferred Stock Rights having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of the 382 Rights Agreement, such Preferred Stock Rights will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company.

10. With respect to Securities constituting Units, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Units, the terms of the offering thereof and related matters, (ii) the Unit Agreement (defined below) or Unit Agreements relating to such Units have been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Units have been duly established in accordance with the terms of the applicable Unit Agreement (iv) such Units have been duly issued and delivered, with certificates representing such Units having been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable resolution of the Company Board relating to such Units and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, and (v) any collateral arrangements relating to such Units have been duly established and any agreements in respect thereof have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. I have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will

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have become effective under the Act and, if such Securities constitute Debt Securities, the Trustee will have been eligible and qualified and the Indenture will have been qualified, under the TIA and such effectiveness, eligibility or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute (a) Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, (b) Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, (c) Common Stock, Preferred Stock, Debt Securities or Depositary Shares issuable upon exercise of Securities constituting Warrants or Rights or (d) Common Stock, Preferred Stock or Depositary Shares issuable upon purchase pursuant to Securities constituting Stock Purchase Contracts or Units, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of such Securities, the Company and, if such Securities constitute Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Issuers (a) will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation or organization and (b) will have the necessary corporate, limited liability company or limited partnership power and due authorization; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company and, if such Securities constitute Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Issuers (and, if such Securities constitute Stock Purchase Units a part of which comprises securities other than Stock Purchase Contracts, each issuer of such securities), and the terms of all Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon each such Issuer (and, if such Securities constitute Stock Purchase Units a part of which comprises securities other than Stock Purchase Contracts, each issuer of such securities) and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any stock exchange on which the Company’s shares are listed for trading) having jurisdiction over each such Issuer (and, if such Securities constitute Stock Purchase Units a part of which comprises securities other than Stock Purchase Contracts, each issuer of such securities) and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture and the applicable resolution of the Company Board or supplemental indenture relating to such Debt Securities and, if such Securities constitute Warrants, in conformity with the applicable Warrant Agreement and the applicable resolution of the Company Board relating to such Warrants and, if such Securities constitute Rights, in conformity with the applicable Rights Agreement and the applicable resolution of the Company Board relating to such Rights and, if such Securities constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts, in conformity with the applicable Stock Purchase Contract Agreement and the applicable resolution of the Company Board relating to such Stock Purchase

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Contracts and, if such Securities constitute Stock Purchase Units, in conformity with the applicable Stock Purchase Unit Agreement (and, if such Securities constitute Stock Purchase Units a part of which comprises securities other than Stock Purchase Contracts, any agreement providing for such securities) and any collateral arrangements relating to such Stock Purchase Units and any agreement in respect thereof and the applicable resolution of the Company Board relating to such Stock Purchase Units; (vii) if such Securities constitute Common Stock, Preferred Stock or Depositary Shares in respect of underlying Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock, Preferred Stock or Depositary Shares established by the Company Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if (A) such Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor; (B) such Common Stock or Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor; (C) such Common Stock or Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor; (D) such Common Stock or Preferred Stock is issuable upon exercise of Securities constituting Rights, the applicable Rights Agreement therefor; or (E) such Common Stock or Preferred Stock is issuable upon purchase pursuant to Securities constituting Stock Purchase Contracts or Units, the applicable Stock Purchase Contract Agreement or Unit Agreement therefor) will not be less than the par value of such Common Stock or Preferred Stock or the Preferred Stock underlying such Depositary Shares, as applicable; (viii) if (a) such Securities constitute Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken, (b) such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in paragraph 3 above will have been taken, (c) such Securities constitute Common Stock, Preferred Stock, Debt Securities or Depositary Shares issuable upon exercise of Securities constituting Warrants, the action with respect to such Warrants referred to in paragraph 5 above will have been taken, (d) such Securities constitute Common Stock, Preferred Stock, Debt Securities or Depositary Shares issuable upon exercise of Securities constituting Rights, the action with respect to such Rights referred to in paragraph 6 above will have been taken or (e) such Securities constitute Common Stock, Preferred Stock or Depositary Shares issuable under Securities constituting Stock Purchase Contracts, the action with respect to such Stock Purchase Contracts referred to in paragraph 7 above will have been taken; (ix) if (a) such Securities constitute (or constitute Depositary Shares in respect of underlying) Preferred Stock that is exchangeable for or convertible into Securities constituting Common Stock or Debt Securities, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock or Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and, in the case of Common Stock, to reserve such Common Stock for issuance upon such exchange or conversion, (b) such Securities constitute Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have then taken all necessary action to authorize and

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approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the preparation and filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion, (c) such Securities constitute Warrants that are exercisable for Securities constituting Common Stock, Preferred Stock, Debt Securities or Depositary Shares, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock, Preferred Stock, Debt Securities or Depositary Shares upon the exercise of such Warrants (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and, in the case of Preferred Stock or Common Stock, to reserve such Common Stock or Preferred Stock for issuance upon such exercise, (d) such Securities constitute Rights that are exercisable for Securities constituting Common Stock, Preferred Stock, Debt Securities or Depositary Shares, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock, Preferred Stock, Debt Securities or Depositary Shares upon the exercise of such Rights (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and, in the case of Preferred Stock or Common Stock, to reserve such Common Stock or Preferred Stock for issuance upon such exercise, or (e) such Securities constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts providing for the purchase of Securities constituting Common Stock, Preferred Stock or Depositary Shares, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock, Preferred Stock or Depositary Shares upon purchase thereof pursuant to such Stock Purchase Contracts (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such purchase and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such purchase; (x) if such Securities constitute (a) Company Debt Securities, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the Company and (b) Company Debt Securities guaranteed by Guarantees, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the applicable Subsidiary Guarantors; (xi) if such Securities constitute Warrants, a warrant agreement (the “Warrant Agreement”) relating to such Warrants and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as warrant agent; (xii) if such Securities constitute Rights, a rights agreement (the “Rights Agreement”) relating to such Rights and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as rights agent; (xiii) if such Securities constitute (or constitute Warrants or Rights exercisable into or constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts providing for the purchase of) Depositary Shares, a

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depositary agreement (the “Depositary Agreement”) relating to such Depositary Shares and the related depositary receipts evidencing such Depositary Shares (“Depositary Receipts”) and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (the “Depositary”); (xiv) if such Securities constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts, a stock purchase contract agreement (the “Stock Purchase Contract Agreement”) relating to such Stock Purchase Contracts and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto; (xv) if such Securities constitute Stock Purchase Units, a stock purchase unit agreement (the “Stock Purchase Unit Agreement”) relating to such Stock Purchase Units and a Stock Purchase Contract Agreement relating to the Stock Purchase Contracts comprising a part of such Stock Purchase Units and, in each case, not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto; (xvi) if such Securities constitute Units, a unit agreement (the “Unit Agreement” and, with an Indenture, Warrant Agreement, Rights Agreement, Depositary Agreement, Stock Purchase Agreement and Stock Purchase Unit Agreement, each an “Instrument”) relating to Units and the other Instruments relating to the Securities comprising a part of such Units, and, in each case, not including any provision that is unenforceable against the Company, will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (xvii) if such Securities constitute Debt Securities, Depositary Shares, Warrants, Rights, Stock Purchase Contracts, Stock Purchase Units or Units, the applicable Instrument and, if such Securities constitute Stock Purchase Units, the Stock Purchase Contract Agreement related to the Stock Purchase Contracts comprising a part of such Stock Purchase Units and, if such Securities constitute Warrants or Rights exercisable into Depositary Shares or Debt Securities, the Depositary Agreement or Indenture related to such Depositary Shares or Debt Securities, respectively, and, if such Securities constitute (or constitute Stock Purchase Units or Units a part of which comprises) Stock Purchase Contracts providing for the purchase of Depositary Shares, the applicable Depositary Agreement, in each case, will constitute the legal, valid and binding obligation of each party thereto other than the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the applicable Subsidiary Guarantors, enforceable against such party in accordance with its terms.

B. I am qualified to practice law in the State of New York, and I express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States, (ii) the Laws of the State New York, (iii) the General Corporation Law of the State of Delaware, the Constitution of the State of Delaware and related published proceedings under the Delaware courts, (iv) the Limited Liability Company Act of the State of Delaware and (v) the Revised Uniform Limited Partnership Act of the State of Delaware.

C. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws

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and public policy underlying such Laws with respect to rights to indemnification and contribution.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement. This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Act; provided however, that this opinion may not be used, quoted, relied upon or referred to for any purpose other than the foregoing purpose. In particular, but without limitation, this opinion may not be used, quoted, relied upon or referred to by any lawyer or law firms providing one or more subsequent legal opinions, without my prior written consent.

Very truly yours,

/s/ Kenneth F. Khoury

Kenneth F. Khoury

Schedule I

Subsidiary Guarantors

Beazer Homes Corp.

Beazer/Squires Realty, Inc.

Beazer Homes Sales, Inc.

Beazer Realty Corp.

Beazer Homes Holdings Corp.

Beazer Homes Texas Holdings, Inc.

Beazer Homes Texas, L.P.

April Corporation

Beazer SPE, LLC

Beazer Homes Investments, LLC

Beazer Realty, Inc.

Beazer Clarksburg, LLC

Homebuilders Title Services of Virginia, Inc.

Homebuilders Title Services, Inc.

Beazer Allied Companies Holdings, Inc.

Beazer Homes Indiana LLP

Beazer Realty Services, LLC

Paragon Title, LLC

Trinity Homes, LLC

Beazer Commercial Holdings, LLC

Beazer General Services, Inc.

Beazer Homes Indiana Holdings Corp.

Beazer Realty Los Angeles, Inc.

Beazer Realty Sacramento, Inc.

BH Building Products, LP

BH Procurement Services, LLC

Arden Park Ventures, LLC

Beazer Mortgage Corporation

Beazer Homes Michigan, LLC

Dove Barrington Development LLC

Elysian Heights Potomia, LLC

Clarksburg Arora LLC

Clarksburg Skylark, LLC